Exhibit 10.3

May 28, 2014

Via Federal Express
Platinum Underwriters Reinsurance, Inc.
140 Broadway
Suite 4200
New York, New York 10005
Attention: General Counsel

Re:
Investment Management Agreement, dated as of May 12, 2005, by and between Hyperion Capital Management, Inc. and Platinum Underwriters Reinsurance, Inc. (as amended from time to time, the “Investment Management Agreement”)

Dear Gentlemen:

As we have previously informed you, via e-mail on March 27, 2014, and, subsequently, in a call on April 2, 2014, Conning, Inc., an investment adviser registered with the U.S. Securities and Exchange Commission under the Investment Advisers Act of 1940 with its principal office located at One Financial Plaza, Hartford, CT 06103 (“Conning”), has agreed to purchase certain assets of the core fixed income insurance business of Brookfield Investment Management Inc. (“BIM”) and employ your same portfolio management team (collectively, the “acquisition”). The acquisition is expected to close in the second quarter of 2014.

The acquisition will provide complete continuity in the management and servicing of your portfolio. The entire investment team, led by Joe Syage and Dom Bonanno, will join Conning and have ongoing responsibility for your account. Your portfolio managers will continue to be located in Manhattan and will operate from a newly formed investment office, which Conning expects to open in Q2 2014. The team is excited by the opportunity to operate and grow their business as part of a leading, insurance-focused platform and to offer their clients specialist capabilities across asset management, investment accounting, insurance research and risk management.

In connection with the acquisition, we are seeking your consent to the assignment of your Investment Management Agreements (the “Assignment”) from BIM to Conning. The Assignment itself will not alter the terms and conditions of your agreements. If you wish to consent to the Assignment, please notify us by June 6, 2014 by countersigning this letter and the enclosed copy and returning the copy to Jon Tyras, our General Counsel. Equally important, if you do not wish to consent to the Assignment, please also notify us by June 6, 2014. You may use the enclosed FedEx envelope for either purpose.

Our team looks forward to continuing our relationship and we thank you for your continued trust and confidence. If you have any questions, please contact Joe Syage at (212) 549-8446.

Sincerely,
Brookfield Investment Management Inc.

/s/ Joseph G. Syage
Joseph G. Syage
Managing Director and Portfolio Manager

/s/ Jonathan C. Tyras
Jonathan C. Tyras
Managing Director, Chief Financial Officer and General Counsel

The undersigned has received and reviewed the letter (the “Consent Letter”) from Brookfield Investment Management Inc. (“BIM”) describing the transaction whereby Conning, Inc. (“Conning”) will purchase certain assets of BIM’s core fixed income insurance business (the “Acquisition”).

The undersigned does hereby consent to the assignment of that certain Investment Management Agreement, dated as of May 12, 2005, by and between Hyperion Capital Management, Inc. and Platinum Underwriters Reinsurance, Inc. (as amended from time to time, the “Agreement”) to Conning and agree that as a result of such assignment, effective as of the closing of the Acquisition (“Closing”), Conning shall substitute and replace BIM, in all respects, as a party to the Agreements. The undersigned agree and acknowledge that (a) as of and after the Closing, BIM shall, as a result of this assignment, be released from and have no further duties or obligations under or pursuant to the Agreements accruing or arising as of and after the Closing, and (b) Conning shall not have any duties or obligations under or pursuant to the Agreements for any period accruing or arising prior to the Closing.

Platinum Underwriters Reinsurance, Inc.

By: /s/ H. Elizabeth Mitchell
Name: H. Elizabeth Mitchell
Title: President and CEO

Date: May 29, 2014

cc: Conning, Inc.
      Mr. Jim Maher
      Mr. Michael Price
      Mr. Mark Pickering
      Mr. Allan Decleir